Exhibit 21



             List of Subsidiaries - CollaGenex Pharmaceuticals, Inc.



Entity                                           Jurisdiction
------                                           ------------

MMP Technologies, Inc.                             Delaware

CollaGenex International,  Ltd.                  United Kingdom